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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Propel, Inc.


    We consent to the use in the registration statement on Form S-1 of Propel, Inc. of our report dated September 14, 2000, with respect to the consolidated balance sheets of Propel, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholder's equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm under the headings "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data," "Selected Financial and Other Operating Data" and "Experts" in the prospectus.


    Our report indicates reliance on other auditors with respect to financial statements of certain affiliates of Propel, Inc., that are accounted for in Propel's consolidated financial statements using the equity method of accounting, as indicated in our report, and that our report is subject to the consummation of the transaction described in Note 18 of the notes to the consolidated financial statements.

                                           /s/ KPMG LLP

Chicago, Illinois
September 19, 2000